COLONIAL U.S. FUND FOR GROWTH
                        FUND YIELD CALCULATION
                      (CALENDAR MONTH-END METHOD)
                      30-DAY BASE PERIOD ENDED 6/30/95


                               a-b             6
            FUND YIELD = 2  -------  + 1  - 1

                                cd

                                                            YIELD
       a = dividends and interest earned during           ---------
           the month ................................    $751,232

       b = expenses (exclusive of distribution fee)
           accrued during the month..................     410,125

       c = average dividend shares outstanding
           during the month .........................  25,866,884

       d = class A maximum offering price per share
           on the last day of the month .............      $14.06


            CLASS A YIELD ...........................        1.13%
                                                             =====
            Class A yield/(1-Load)
            ie: 1.13%/(1-.0575)=yield on NAV=     1.20%
               Less:  Distribution fee           -0.75%
                                                  -------
            CLASS B YIELD ...........................        0.45%
                                                             =====

            CLASS D YIELD ...........................        0.44%
                                                             =====